Exhibit 5.1

366 Madison Avenue

3rd Floor

New York, NY 10017

tel: (212) 588-0022

fax: (212) 826-9307

February 5, 2021

Code Chain New Continent Limited

No 2020 Zhongshanxi Road

Room 502A40

Xuhui District, Shanghai, China 200030

Ladies and Gentlemen:

We have acted as securities counsel to Code Chain New Continent Limited, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration of the offering and issuance of an aggregate of 3,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share, under the Company’s 2019 Equity Incentive Plan (the “Plan”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued, paid for and delivered pursuant to the terms and in the manner described in the Plan, and assuming that the Shares have been and remain duly reserved for issuance from the Company’s authorized but unissued shares of common stock, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the applicable statutory provisions of the Nevada corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Nevada Constitution and all applicable judicial and regulatory determinations with respect thereto. We express no opinion with respect to any other laws.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP